Exhibit 10.2

AMENDMENT NO.1 TO AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDMENT NO.1 (this “Amendment”) to the Amended and Restated Advisory Agreement, dated as of May 18, 2023 (the “Advisory Agreement”), by and among Invesco Commercial Real Estate Finance Trust, Inc., a Maryland corporation (the “Company”), Invesco Commercial Real Estate Finance Investments, LP, a Delaware limited partnership (the “Operating Partnership”), and Invesco Advisers, Inc., a Delaware corporation (the “Adviser”) is entered into as of August 23, 2023, by and among the Company, the Operating Partnership and the Adviser. Capitalized terms used but not specifically defined herein shall have the meanings ascribed to them in the Advisory Agreement.

WHEREAS, the Company, the Operating Partnership and the Adviser desire to enter into this Amendment to make certain modifications to the Advisory Agreement in connection with the authorization, classification and designation of five hundred million (500,000,000) shares of common stock of the Company as shares of Class S-1 Common Stock, $0.01 par value per share, of the Company (each a “Class S-1 Common Share” and collectively the “Class S-1 Common Shares”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Amendments to Advisory Agreement. The Advisory Agreement shall be amended as follows (language that has been added is double underlined and language that has been deleted is shown with a ~~strikethrough~~):

(a)	Section 1. Section 1 of the Advisory Agreement is hereby amended by:

(i)	adding the following definitions:

““Class S-1 Common Shares” shall have the meaning set forth in the Charter.

“Class S-1 NAV per Share” shall have the meaning set forth in the Charter.”

(ii)	amending and restating the definition of “Common Shares” in its entirety to read as follows:

““Common Shares” shall mean the Class D Common Shares, Class E Common Shares, Class I Common Shares, Class S Common Shares, Class S-1 Common Shares and such other shares of common stock issued by the Company from time to time.”

(iii)	amending and restating the definition of “NAV Per Share” in its entirety to read as follows:

“NAV Per Share” shall mean (i) with respect to the Class D Common Shares, the Class D NAV per Share, (ii) with respect to the Class I Common Shares, the Class I NAV per Share, ~~and~~ (iii) with respect to the Class S Common Shares, the Class S NAV per Share, and (iv) with respect to the Class S-1 Common Shares, the Class S-1 NAV per Share.”

(b)	Section 3(o). Section 3(o) of the Advisory Agreement is hereby amended and restated in its entirety to read as follows:

“(o) following the Valuation Commencement Date, determining valuations for the Company’s Investments and calculating, as of the last Business Day of each month, the Class D NAV per Share, Class E NAV per Share, Class I NAV per Share, ~~and~~ Class S NAV per Share, and Class S-1 NAV per Share, in accordance with the Valuation Guidelines, and in connection therewith, obtaining appraisals performed by an Independent Appraiser and other independent third party appraisal firms concerning the value of the Real Properties and obtaining market quotations or conducting fair valuation determinations concerning the value of Real Estate-Related Assets;”

(c)	Sections 10(a)-(c). Sections 10(a)-(c) of the Advisory Agreement is hereby amended and restated in their entirety to read as follows:

“(a) Subject to Section 10(d), the Company will pay the Adviser a management fee (the “Management Fee”) equal to 1.0% of NAV with respect to Class S Common Shares, Class S-1 Common Shares, Class D Common Shares and Class I Common Shares, per annum, calculated monthly in arrears based on the NAV as of the end of the month immediately preceding the date on which the Management Fee is calculated and payable quarterly in arrears. Notwithstanding the foregoing, the value of the Company’s investments in Affiliated Funds will be excluded from the calculation of NAV for purposes of calculating the Management Fee. The Company will not pay the Adviser a management fee with respect to Class E Common Shares.

(b) Subject to Section 10(d), the Company will pay the Adviser a performance fee (the “Performance Fee”) with respect to Class S Common Shares, Class S-1 Common Shares, Class D Common Shares and Class I Common Shares, which will be calculated as set forth in Appendix A and payable annually in arrears. The value of the Company’s investments in Affiliated Funds will be excluded from the calculation of NAV for purposes of calculating the Performance Fee. The Company will not pay the Adviser a performance fee with respect to Class E Common Shares.

(c) The Management Fee and the Performance Fee may be paid, at the Adviser’s election, in either (1) cash, or (2) the cash equivalent in aggregate NAV amounts of Class E Common Shares. If the Adviser elects to receive any portion of its Management Fee or Performance Fee in Class E Common Shares, the Adviser may elect to have the Company repurchase such Shares from the Adviser at a later date. Class E Common Shares obtained by the Adviser will not be subject to the repurchase limits of the Company’s share repurchase plan or any reduction or penalty for an early repurchase. At any time after the Company Commencement Date, the Adviser will have the option of exchanging Class E Common Shares for an equivalent aggregate NAV amount of Class S Common Shares, Class S-1 Common Shares, Class D Common Shares, or Class I Common Shares.”

(d)	Section 22. Section 22 of the Advisory Agreement is hereby amended and restated in its entirety to read as follows:

“INITIAL INVESTMENT. ~~Within twelve months of the Company Commencement Date, the Adviser or its Affiliate will commit~~ Pursuant to that certain Subscription Agreement by and between an Affiliate of the Adviser and the Company, dated as of March 23, 2023, as amended on August 11, 2023 and August 23, 2023, such Affiliate of the Adviser has committed to invest an aggregate of ~~$150,000,000~~ $300,000,000 (the “Initial Investment”) into any class of Shares at a per share purchase price equal to the most recently determined “transaction price” (as defined in the Memorandum) per Share; provided, however, that if the Company has not determined a transaction price as of the date of the Initial Investment, the purchase price will equal $25.00 per Share of each class. Notwithstanding anything herein to the contrary, the Adviser or its Affiliate agrees that the Adviser or its Affiliate will hold the Shares issued to the Adviser or its Affiliate representing its initial $200,000 of investment for so long as the Adviser or its Affiliate acts in an advisory capacity to the Company. Further, for the avoidance of doubt, the Adviser or its Affiliate will not be required to acquire additional Shares in the event that the net asset value of those Shares initially acquired falls below $200,000 at any time after such initial acquisition. The Adviser or its affiliate may not request that any of the Shares purchased with the Initial Investment be repurchased by the Company pursuant to the Company’s share purchase program until the earlier of the fifth anniversary of the date that the affiliate made such commitment and the date that the Company’s aggregate NAV is at least $1.5 billion, and any such repurchase request may be accepted only after all requests from unaffiliated stockholders first have been fulfilled. Neither Invesco, the Adviser, nor their Affiliates shall vote any Shares they now own, or hereafter acquire, or consent that such Shares be voted, on matters submitted to the Stockholders regarding (i) the removal of Invesco Advisers, Inc. or its Affiliates as the Adviser, (ii) the removal of any member of the Board who is affiliated with Invesco or (iii) any transaction by and between the Company and the Adviser, a member of the Board or any of their Affiliates.”

(e)	Appendix A. The first paragraph of Appendix A of the Advisory Agreement is hereby amended and restated in its entirety to read as follows:

“The Performance Fee payable by the Company to the Adviser with respect to the Company’s Class D Common Shares, Class I Common Shares, ~~and~~ Class S Common Shares and Class S-1 Common Shares shall be calculated as follows:”

2. No Other Amendments. Except as expressly set forth herein, the Advisory Agreement remains in full force and effect, as amended hereby.

3. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties hereto need not sign the same counterpart. The parties may sign this Amendment in the original, by facsimile, by .PDF or by any other generally acceptable electronic means.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Advisory Amendment as of the date first written above.

Invesco Commercial Real Estate Finance Trust, Inc.

By:	/s/ Beth A. Zayicek
Name: Beth A. Zayicek
Title: Chief Operating Officer

Invesco Commercial Real Estate Finance Investments, LP

By: Invesco Commercial Real Estate Finance Trust Investments GP, LLC, its general partner

By: Invesco Commercial Real Estate Finance Trust, Inc., its sole member

By:	/s/ Beth A. Zayicek
Name: Beth A. Zayicek
Title: Chief Operating Officer

Invesco Advisers, Inc.

By:	/s/ Beth A. Zayicek
Name: Beth A. Zayicek
Title: Vice President